As filed with the Securities and Exchange Commission on June 26, 2012
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TIGERLOGIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-3046892
(State of incorporation)	(I.R.S. Employer Identification Number)

25A Technology Drive, Suite 100
Irvine, CA 92618
(Address of principal executive offices)

TIGERLOGIC CORPORATION
2009 EQUITY INCENTIVE PLAN
(Full title of the plan)

Thomas Lim
TIGERLOGIC CORPORATION
25A Technology Drive, Suite 100
Irvine, CA 92618
(949) 442-4400
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Julia Vax, Esq.
Arnold & Porter LLP
Three Embarcadero Center
Seventh Floor
San Francisco, CA 94111-4024
(415) 471-3400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer
Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.10 par value: Reserved for future issuance under the TigerLogic Corporation 2009 Equity Incentive Plan	845,504 shares(1)	$2.01(2)	$1,699,463	$194.76

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the Common Stock of TigerLogic Corporation (the “Registrant”) that become issuable under its 2009 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant's Common Stock.

(2)
Estimated in accordance with Rule 457(h) under the Securities Act of 1933, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices per share of the Registrant's Common Stock as reported on The NASDAQ Capital Market on June 22, 2012, which was $2.01 per share.

Explanatory Note
TigerLogic Corporation (the “Company” or the “Registrant”) is filing this Registration Statement on Form S-8 to register an additional 845,504 shares of its Common Stock under its 2009 Equity Incentive Plan (the “Plan”) in accordance with the “evergreen” provisions of Section 4.2 of the Plan. The Company previously filed Registration Statements on Form S-8 with the Securities and Exchange Commission (the “Commission”) on March 3, 2009 (Registration No. 333-157660), June 22, 2010 (Registration No. 333-167689) and June 22, 2011 (Registration No. 333-175070) (collectively, the “Earlier Registration Statements”) pursuant to which an aggregate of 5,440,093 shares of the Company's Common Stock were registered for issuance under the Plan.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statements are incorporated herein by reference and made part of this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1*	TigerLogic Corporation 2009 Equity Incentive Plan
5.1**	Opinion of Arnold & Porter LLP
23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2**	Consent of Arnold & Porter LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page of this Registration Statement)

* Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Commission on February 26, 2009.

** Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 26, 2012.

TIGERLOGIC CORPORATION
By:	/s/ Thomas Lim
THOMAS LIM
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard W. Koe and Thomas Lim, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Richard W. Koe Richard W. Koe	Director, Interim President and Chief Executive Officer (Principal Executive Officer)	June 26, 2012

/s/ Thomas Lim Thomas Lim	Chief Financial Officer (Principal Financial and Accounting Officer)	June 26, 2012

/s/ Gerald F. Chew Gerald F. Chew	Director	June 26, 2012

/s/ Nancy Harvey Nancy Harvey	Director	June 26, 2012
/s/ Douglas G. Marshall Douglas G. Marshall	Director	June 26, 2012
/s/ Philip D. Barrett Philip D. Barrett	Director	June 26, 2012

/s/ Douglas G. Ballinger Douglas G. Ballinger	Director	June 26, 2012

TIGERLOGIC CORPORATION
EXHIBIT INDEX

Exhibit Number	Description
4.1*	TigerLogic Corporation 2009 Equity Incentive Plan and form of stock option agreement thereunder
5.1**	Opinion of Arnold & Porter LLP
23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2**	Consent of Arnold & Porter LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page of this Registration Statement)

* Incorporated by reference to TigerLogic Corporation's Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 26, 2009.

** Filed herewith.